     As filed with the Securities and Exchange Commission on June 23, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                          __________________________

                              Unicom Corporation
            (Exact name of registrant as specified in its charter)

                           Illinois                                                       36-3961038
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

             37th Floor, 10 South Dearborn Street                                         60690-3005
                       P.O. Box A-3005                                                    (Zip Code)
                      Chicago, Illinois
           (Address of principal executive offices)

               Unicom Corporation Retirement Plan for Directors
           Commonwealth Edison Company Retirement Plan for Directors
                           (Full title of the plan)

                              Ruth Ann M. Gillis
               Senior Vice President and Chief Financial Officer
                              Unicom Corporation
                     37th Floor, 10 South Dearborn Street
                                P.O. Box A-3005
                         Chicago, Illinois  60690-3005
                                (312) 394-4321
(Name, address, and telephone number, including area code, of agent for service)
                                   Copy to:
                               Richard W. Astle
                                Sidley & Austin
                   Bank One Plaza - 10 South Dearborn Street
                           Chicago, Illinois  60603
                                (312) 853-7000
                          __________________________

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
  Title of Securities to    Amount to be Registered         Proposed Maximum             Proposed Maximum             Amount of
      be Registered                                     Offering Price Per Share     Aggregate Offering Price      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock,
  without par value              30,000 shares                $40.375 (1)                 $1,211,250 (1)               $319.77
  Common Stock
  Purchase Rights                30,000 rights                    (2)                          (2)                       (2)
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock, without par value, reported on the New York Stock Exchange on June 19, 2000.
(2) Rights to purchase Common Stock (the "Rights") initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

     ---------------------------------------------------------------------------

                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

               The following documents heretofore filed with the Securities and Exchange Commission are incorporated herein by reference:

               (a) Annual Report on Form 10-KA of the Registrant for the year ended December 31, 1999, as filed on May 12, 2000.

               (b) Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended March 31, 2000.

               (c) Current Reports on Form 8-K of the Registrant dated January 7, 2000 and May 9, 2000.

               (d) The description of the Registrant's Common Stock, which is contained in a registration statement on Form 8-B filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description.

               (e) The description of the Registrant's Common Stock Purchase Rights, which is contained in a registration statement on Form 8-A filed under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.   Description of Securities.

               Not applicable.

Item 5.   Interests of Named Experts and Counsel.

               Not applicable.

Item 6.   Indemnification of Directors and Officers.

               Certain provisions of the Illinois Business Corporation Act of 1983, as amended (the "BCA"), provide that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. The Registrant's Articles of Incorporation and By-Laws provide that the Registrant will indemnify its directors and officers, and may indemnify any person serving as director or officer of another business entity at the Registrant's request, to the extent permitted by the statute. In addition, the Registrant's Articles of Incorporation provide, as permitted by the BCA, that directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of their duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the BCA, and (iv) for transactions from which a director derived an improper personal benefit.

               The Registrant maintains liability insurance policies which indemnify the Registrant's directors and officers, the directors and officers of subsidiaries of the Registrant, and the trustees of the Commonwealth Edison Company Service Annuity Fund and the Commonwealth Edison Company of Indiana, Inc. Service Annuity Fund, against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

               The Registrant indemnifies assistant officers and other employees against liabilities and expenses incurred by reason of acts performed in connection with the operations of the various employee benefit systems of the Registrant and its subsidiaries.

Item 7.   Exemption from Registration Claimed.

               Not applicable.

Item 8.   Exhibits.

               The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.   Undertakings.

               (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of February, 2000.

                                             UNICOM CORPORATION

                                             By: /s/ John W. Rowe
                                                 ----------------------------
                                                 John W. Rowe, Chairman

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 29th day of February, 2000.

          Signature                Title
          ---------                -----
     /s/ John W. Rowe              Chairman and Director
------------------------------
     John W. Rowe                  (principal executive officer)

     /s/ Ruth Ann M. Gillis        Senior Vice President and Chief Financial Officer
------------------------------
     Ruth Ann M. Gillis            (principal financial officer)

     /s/ Robert E. Berdelle        Vice President and Comptroller
------------------------------
     Robert E. Berdelle            (principal accounting officer)

     /s/ Edward A. Brennan         Director
------------------------------
     Edward A. Brennan

     /s/ Carlos H. Cantu           Director
------------------------------
     Carlos H. Cantu

     /s/ James W. Compton          Director
------------------------------
     James W. Compton

     /s/ Bruce DeMars              Director
------------------------------
     Bruce DeMars

     /s/ Sue L. Gin                Director
------------------------------
     Sue L. Gin

     /s/ Donald P. Jacobs          Director
------------------------------
     Donald P. Jacobs

     /s/ Edgar D. Jannotta         Director
------------------------------
     Edgar D. Jannotta

     /s/ John W. Rodgers, Jr.      Director
------------------------------
     John W. Rogers, Jr.

     /s/ Richard L. Thomas         Director
------------------------------
     Richard L. Thomas

                  INDEX TO EXHIBITS TO REGISTRATION STATEMENT

Exhibit
Number                   Description of Document
------                   -----------------------

   (4)-1 Articles of Incorporation of the Registrant effective January 28, 1994 (File No. 1-11375, Form 10-K for the year ended December 31,
               1994), Exhibit (3)-1), which is incorporated herein by reference.

  *(4)-2 By-Laws of the Registrant effective January 28, 1994, as amended through May 2, 2000.

   (4)-3 Unicom Corporation Retirement Plan for Directors, effective September 1, 1994, as amended through March 12, 1997 (File No. 1-11375, Form 10-K for the year ended December 31, 1996, Exhibit
               (10)-19), which is incorporated herein by reference.

   (4)-4 Commonwealth Edison Company Retirement Plan for Directors, effective January 1, 1987, as amended through March 12, 1997 (File No. 1-1839, Form 10-K for the year ended December 31, 1996, Exhibit (10)-20), which is incorporated herein by reference

  *(5)         Opinion of Sidley & Austin.

 *(23)-1       Consent of Sidley & Austin (included in Exhibit 5 above).

 *(23)-2       Consent of Arthur Andersen LLP.

____________________
*Filed herewith.